Exhibit 23.1



         We consent to the use of our opinion, Exhibit 5.1, filed on July 3, 1995, as part of the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus/Proxy Statement constituting a part of the Registration Statement.



                                            Very truly yours,

                                            /s/ Jones & Keller, P.C.
                                            Jones & Keller, P.C.



Denver Colorado
July 21, 1995